Second Amendment to the September 7, 2004 Joint Development and License Agreement Between Palomar MedicalTechnologies, Inc. and Johnson & Johnson Consumer Companies, Inc. (the “Agreement”)

Whereas, pursuant to the Agreement, the parties are engaged in a collaboration to develop, clinically test and potentially commercialize home-use, light-based devices for (i) reducing or reshaping body fat including cellulite; (ii) reducing appearance of skin aging; and (iii) reducing or preventing acne; and

Whereas, the parties desire to modify certain provisions of the Agreement in order to **.

Now, Therefore, in consideration of the foregoing premises, the mutual promises and covenants of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows effective on the 1st day of April 2007:

1.     Appendix E to the Agreement is hereby amended to include new Exhibit D attached hereto.

2.     Article III E.2.b is hereby amended to replace the first sentence with the following:

In the event that any ** or JJC Consideration Period for an Initial Product extends beyond the date ** after the start of the R&D Program **.

3. Article VI.A is hereby amended to replace subsection 1 in its entirety with the following:

JJC and Palomar agree that JJC has made all required prior POP Payments to Palomar and that during the remainder of the POP Period, JJC shall pay to Palomar as follows:

a) On or before ** a payment of **; and

**Omitted pursuant to request for confidential treatment by Palomar Medical Technologies, Inc. and filed separately with the SEC.

b) On or before ** a payment of **.

PALOMAR MEDICAL TECHNOLOGIES, INC.
/s/ Joseph P. Caruso
Name: Joseph P. Caruso
Title: CEO
Date: May 7, 2007

JOHNSON & JOHNSON CONSUMER COMPANIES, INC., acting through its division JOHNSON & JOHNSON CONSUMER & PERSONAL PRODUCTS WORLDWIDE ..
/s/ Peter Luther
Name: Peter Luther
Title: President of Beauty Care North America
Date: May 7, 2007
**Omitted pursuant to request for confidential treatment by Palomar Medical Technologies, Inc. and filed separately with the SEC.

Appendix E, Exhibit D

**Omitted pursuant to request for confidential treatment by Palomar Medical Technologies, Inc. and filed separately with the SEC.